EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report of Barrett Business Services, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. § 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael L. Elich	/s/ James D. Miller
Michael L. Elich	James D. Miller
Chief Executive Officer	Chief Financial Officer
March 14, 2014	March 14, 2014

A signed original of this written statement required by Section 906 has been provided to Barrett Business Services, Inc. and will be retained by Barrett Business Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.